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                                                                EXHIBIT 10.15(e)

   SEPARATION AGREEMENT AND GENERAL RELEASE APPLICABLE TO EXECUTIVE OFFICERS
           DELTA AIR LINES, INC. DIRECTOR AND OFFICER SEVERANCE PLAN

      1. I, ________________________ (referred to herein as "Employee", "I", or
                (Employee Name)
"me"), wish to accept the benefits being offered by Delta Air Lines, Inc. ("Delta") for which I am eligible under the Delta Air Lines, Inc. Director and Officer Severance Plan, (the "Plan"). In agreeing to participate in the Plan, I acknowledge I have carefully reviewed the provisions of the Plan, as well as this Separation Agreement and General Release ("Agreement"). I believe both the Agreement and the Plan are in my best interest and I acknowledge entering into this Agreement voluntarily and without coercion.

      Benefits Under the Plan

      2. In exchange for voluntarily executing and returning this Agreement to Delta within forty-five (45) days of my receipt of it, and satisfying all eligibility criteria set forth in the Plan, Delta will provide me with the benefits as described in the Plan, (a) subject to the required withholding and payment of all applicable federal, state and local taxes and (b) with no tax reimbursement by Delta related to travel privileges, if any, provided under the Plan. I acknowledge and agree that Delta will have no obligation to provide me with any benefits in connection with my employment relationship with Delta, or the termination of that relationship, except as described in the Plan, as modified by this Agreement.

      General Release and Other Agreements of Employee

      3. In exchange for the benefits which Delta is providing under this Agreement and the Plan, I hereby agree as follows:

            a. Except for the rights and obligations provided by or arising under this Agreement, the Delta Family-Care Survivorship and Disability Plan, the Delta Family-Care Retirement Plan, the Delta Family-Care Savings Plan or any right I may have to indemnification by Delta, I hereby release, acquit, withdraw, retract and forever discharge any and all claims, or causes of action which I now have or may have hereafter, directly or indirectly, personally or in a representative capacity, against Delta Air Lines, Inc., and its predecessors, successors, administrators, fiduciaries, parents, subsidiaries, plans, affiliates, officers, directors, shareholders, representatives, agents, employees, and all persons acting through or in connection with Delta (each a "Released Party") by reason of any matter, conduct, claim, event, act, omission, cause or thing whatsoever, from the beginning of time to, and including, the date of execution of this Agreement. This General Release includes, but is not limited to, all claims, manner of actions, and causes of action which arise under Title VII of the Civil Rights Act of 1964, as amended; The Age Discrimination in Employment Act of 1967, as amended; The Americans with Disabilities Act; The

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Rehabilitation Act of 1973, as amended; The Family & Medical Leave Act; The
Worker Adjustment and Retraining Notification Act; 42 U.S.C. Sections 1981 through 1988; the Employee Retirement Income Security Act of 1974, as amended, any other federal, state or local statute or ordinance respecting discriminatory hiring or employment practices or civil rights laws based on protected class status; common law claims of intentional or negligent infliction of emotional distress, defamation, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, or wrongful termination of employment; and all other claims of any type or nature, including any claim in contract or tort, and including any claim for attorneys' fees. I understand and intend that this General Release shall discharge all claims against the Released Parties to the extent permitted by law, but shall not discharge claims arising out of any events which may occur after the date of execution of this Agreement.

            b. Except as necessary to enforce the terms of this Agreement, I agree that neither I, nor anyone acting on my behalf, will sue any Released Party concerning any of the matters covered by this Agreement. In the event that I sue, or anyone acting on my behalf sues, any Released Party concerning any of the matters covered by this Agreement, I will hold each Released Party harmless from any claim asserted in such lawsuit and will accept no payment or other benefit as a result of such lawsuit or any settlement thereof.

      4. This Agreement is not to be construed in any way as an admission by any of the Released Parties that they have violated any federal, state, or local law, ordinance, regulation, or policy.

      5. I understand that there may be numerous, valuable rights under federal and state law, including rights under the Age Discrimination Employment Act of 1967, as amended, 29 U.S.C. Section 621, et seq., which I am waiving by executing this Agreement. In connection with this, I hereby certify that:

            a. This Agreement and the Plan are written in a manner that is understandable to me;

            b. I am receiving valuable consideration under this Agreement to which I would not otherwise be entitled;

            c. I have been advised in writing to consult with an attorney prior to executing this Agreement;

            d. I understand that this Agreement is a general release of Delta and the other Released Parties from any past or existing claim or potential claim including any claim or potential claim relating to my employment relationship with Delta, and termination of that relationship;

            e. I have been given a period of forty-five (45) days in which to consider whether to sign this Agreement and to consult with an attorney, accountant, tax

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advisor, spouse, or any other person. I have either used this full forty-five
(45) day period to consider this Agreement, or have voluntarily chosen to execute this Agreement before the end of that period;

            f. I understand that I am eligible for the benefits described in the Plan due to organizational or other business change at Delta. I have been given, in writing, information as to the ages of those Executive Vice Presidents who are being afforded the opportunity to participate in this Plan due to these factors at this time. That information is contained in Attachment A hereto. I also understand that certain Executive Vice Presidents are not eligible to participate in the Plan due to these factors at this time. That information is contained in Attachment B hereto. In addition, I understand I may review written information identifying the job title and age of each officer and director at Delta who has been afforded the opportunity to participate in this Plan, as well as each officer and director who has not been given the opportunity to participate in this Plan, by submitting a written request for that information to Michael S. Medeiros, Delta Air Lines, Inc., Department 216, P.O. Box 20706, Atlanta, Georgia 30320-6001. Finally, I certify that I have received, in writing, a disclosure as to the eligibility factors and time limits applicable to this Plan.

            g. I understand I have seven (7) days after signing this Agreement to revoke this Agreement. To revoke this Agreement, I must notify Delta of the intent to revoke through a signed statement received by Michael S. Medeiros, Delta Air Lines, Inc., Department 216, P.O. Box 20706, Atlanta, Georgia 30320-6001 within seven (7) days of the date I sign this Agreement. This Agreement will not take effect until the eighth day after its execution, but if not revoked within the seven (7) day period, this Agreement shall be fully effective and enforceable thereafter.

      Agreements and Representations of Employee

      6. I agree that all property belonging to Delta, including records, files, memoranda, reports, personnel information (including benefit files, training records, customer lists, operating procedure manuals, safety manuals, financial statements, price lists and the like), relating to the business of Delta, which I have come in contact with in the course of my employment (hereinafter the "Delta's Materials") shall, as between the parties hereto, remain the sole property of Delta. I hereby warrant that I have returned all originals and copies of Delta's Materials to Delta.

      7. I agree that I shall, to the extent requested in writing and reasonable under the circumstances, cooperate with and serve in any capacity requested by Delta in any pending or future litigation in which Delta has an interest, and regarding which I, by virtue of my employment with Delta, have knowledge or information relevant to the litigation. Delta shall reimburse me for reasonable and necessary out-of-pocket expenses that I incur in connection with such cooperation.

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      Confidentiality

      8. I agree that during the term of my employment with Delta, I have acquired knowledge of confidential and proprietary information regarding, among other things, Delta's present and future operations, its financial operations, marketing plans and strategies, alliance agreements and relationships, its compensation and incentive programs for employees, and the methods used by Delta and its employees. I hereby agree that I will hold in a fiduciary capacity for the benefit of Delta, and shall not directly or indirectly use or disclose, any "Trade Secret," as defined under Georgia law, that I may have acquired during the term of my employment by Delta for so long as such information remains a Trade Secret.

      9. I further agree that I do and will continue to hold in a fiduciary capacity for the benefit of Delta, and shall not directly or indirectly use or disclose, any Confidential or Proprietary Information, as defined hereinafter, that I may have acquired (whether or not developed or compiled by me and whether or not I was authorized to have access to such Confidential or Proprietary Information) during the term of, in the course of, or as a result of my employment by Delta. Subject to the provisions set forth below, the term "Confidential or Proprietary Information" as used in this Agreement means the following secret, confidential and proprietary information of Delta not otherwise included in the definition of Trade Secret under Georgia law: all marketing, alliance, advertising and sales strategies, all pricing information, all financial, advertising and product development plans, all compensation and incentive programs for employees, all alliance agreements, plans and processes, and all lists of actual or potential customers or suppliers maintained by Delta. The term "Confidential and Proprietary Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information.

      10. Employee Non-Solicitation Agreement. For the period of one year immediately following the cessation of my employment with Delta, I shall not directly or indirectly (on my own behalf or on behalf of any other person, company, partnership, corporation or other entity), employ or solicit for employment any individual who is a management employee of Delta, or who left a management position at Delta within the six (6) months prior to my employment of that individual. The restrictions set forth in this Paragraph shall be limited to those Delta management employees who: (i) were employed by Delta during my employment in a supervisory or administrative job; and (ii) with whom I had material professional contact during my employment with Delta.

      11. Non-Competition Agreement. During my Severance Period (as defined in the Plan), I will not on my own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, provide [insert description of principal services provided by Employee to Delta], as an employee, consultant, partner, or in any other capacity to any of the following entities, which I acknowledge is a competitor of Delta Air Lines: AMR Corporation, American Airlines, Inc., Continental Airlines, Inc., Southwest Airlines Co., UAL Corporation, United Air

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Lines, Inc., Jet Blue Airways, Inc., AirTran Airways, Inc., Northwest Airlines,
Inc. This restriction shall only apply to the extent that I am providing services to the competitor: (a) while working within a fifty (50) mile radius of the city limits of Atlanta, Georgia; or (b) while working out of or within a fifty (50) mile radius of the corporate headquarters of the competitor to whom I am providing services

      12. Customer Non-Solicitation Agreement. During my Severance Period (as defined in the Plan), I shall not directly or indirectly (on my own behalf or on behalf of any other person, company, partnership, corporation or other entity), solicit any Corporate Customer of Delta for the purpose of selling that customer corporate discount airline travel services, that I provided to that customer on behalf of Delta (either directly or because I was directly responsible for the supervision and coordination of providing those services on behalf of Employer) during the last twenty-four (24) months of my employment. For purposes of this Paragraph, Corporate Customer shall be defined as any customer to whom Delta provides airline passenger or cargo services, with the exception of individual persons and travel agents.

      13. Arbitration; Remedy; Violation of Non-Competition Agreement. Except as expressly set forth below, after exhaustion of any administrative appeals required under the terms of the Plan, any dispute or controversy as to the interpretation, construction, application or enforcement of, or otherwise arising under or in connection with this Agreement, shall be submitted for mandatory, final and binding arbitration in the City of Wilmington, Delaware, in accordance with the commercial arbitration rules then prevailing of the American Arbitration Association. In this regard, I hereby waive the right to submit any controversy or dispute to a Court and/or a jury. Any award rendered by the arbitrator shall provide the full remedies available to the parties under the applicable law, including injunctive relief, and shall be final and binding on each of the parties hereto and their heirs, executors, administrators, successors and assigns and judgment may be entered thereon in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to an award by the arbitrator of all reasonable attorneys' fees and expenses incurred in connection with the arbitration. I hereby acknowledge and agree that Delta's remedy at law for any breach of the covenants contained in Paragraphs 9, 10 or 12 would be inadequate and that for any breach of any such covenant, Delta shall, in addition to other remedies as may be available to it at law or in equity, or as provided for in this Agreement, be entitled to an injunction, restraining order or other equitable relief, without the necessity of posting a bond, restraining me from continuing to commit any violation of the covenants. Furthermore, I agree that without limiting the foregoing, should I violate the Non-Competition Agreement set forth in Paragraph 11 above, I (a) shall not be entitled to and shall fully forfeit any benefits under the Plan (b) shall return all Severance Pay (as defined in the Plan) benefits I have received under the Plan; and (c) shall fully reimburse Delta and/or the Plan for all expenses incurred and/or payments made by Delta and/or the Plan to provide all other benefits I have received under the Plan, including but not limited to all medical, dental

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and life insurance benefits; travel benefits; and career transition and financial planning services.

      14. Governing Law. Unless governed by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws of that State. In the event that one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that such holding shall not affect any other provisions in this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

      15. No Statements. I agree that I will not make any oral or written statement to the media, in any public forum, or to any business competitive with Delta, concerning any actions or inactions by Delta, or any of its present or former subsidiaries or affiliates or any of its present or former officers, directors or employees, relative to Delta's compliance with any state, federal or local law or rule. I further agree that I will not make any oral or written statement or take any other action which disparages or criticizes Delta, or any of its present or former subsidiaries or affiliates or any of its present or former officers, directors or employees, including, but not limited to any such statement which damages Delta's good reputation or impairs its normal operations. I further agree that I will not initiate or solicit claims against the Delta, or otherwise directly or indirectly encourage or support any claim that has been or in the future is asserted by a third party against Delta.

      16. Severability. In the event any provision of this Agreement should be held to be unenforceable, each and all of the other provisions of this Agreement shall remain in full force and effect.

      17. Entire Agreement. This Agreement sets forth the entire Agreement between me and Delta and supersedes any other written or oral agreement. No representations, statements, or inducements have been made to me concerning this Agreement other than the representations and statements contained and memorialized in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the ______ day of _________, ________.
(date)         (month)    (year)

                                      __________________________________________
                                                  (Employee signature)

                                      __________________________________________
                                      Robert L. Kight
                                      Vice President - Compensation and Benefits
                                      Delta Air Lines, Inc.


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